SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by Registrant  {X}

Filed by a Party other than the Registrant {  }

Check the appropriate box:

{ } Preliminary Proxy Statement        { } CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED
                                            BY RULE 14A-6 (E) (2))
{X} Definitive Proxy Statement

{ } Definitive Additional Materials

{ } Soliciting Material Pursuant to Section 2401.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

                              Hagler Bailly, Inc.

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{X} No fee required

{ } Fee computed on table below per Exchange Act Rule 14a-6 (I) (4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction

     (5) Total fee paid:

{ }  Fee paid previously with preliminary materials

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                                  Hagler Bailly

                              ARLINGTON, VIRGINIA

                                  April 7, 1999



TO OUR STOCKHOLDERS:

It is our pleasure to invite you to our 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held at Hagler Bailly, Inc.'s corporate headquarters at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 on Thursday, May 13, 1999 at 2:00 p.m., Eastern Daylight Time.

The following Notice of Meeting of Stockholders ("Notice of Meeting") identifies each business item for your action. These items and the vote the Board of Directors recommends are as follows:

                                        Item                                                 Recommended Vote
     1.  Election of three directors,                                                               FOR
     2. Amendment to the Stock Option Plan, and                                                     FOR
     3. Ratification of Ernst & Young LLP as independent auditors.                                  FOR

We have also included a Proxy Statement that contains more information about these items and the Annual Meeting.

We urge you to read the Notice of Meeting and Proxy Statement so that you may be informed about business to come before the Annual Meeting. At your earliest convenience, please sign and return the accompanying Proxy Card in the postage-paid envelope provided. To make sure your shares will be represented you should sign and return the Proxy Card, whether or not you plan to attend the Annual Meeting.

If you attend the Annual Meeting and wish to vote in person, the ballot that you submit at the Annual Meeting will supersede your proxy.

We look forward to seeing you at the Annual Meeting. On behalf of the management and directors of Hagler Bailly, Inc., we want to thank you in advance for your continued support and confidence in 1999.


/s/ WILLIAM E. DICKENSON                           /s/ HOWARD W. PIFER III
President and Chief Executive Officer              Chairman of the Board

Hagler Bailly

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE OWNERS OF HAGLER BAILLY, INC. COMMON STOCK:

The Annual Meeting of Stockholders ("Annual Meeting") of Hagler Bailly, Inc., a Delaware corporation, will be held at Hagler Bailly, Inc.'s corporate headquarters at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 on Thursday, May 13, 1999, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

1. To elect the following directors for a term of three years: Messrs. William E. Dickenson, Robert W. Fri and Richard H. O'Toole (designated as Proposal 1 in the accompanying Proxy Statement).

2. To consider and take action upon an amendment to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan to provide for an increase in the number of shares subject to options that may be awarded to non-employee directors each year from 3,000 to 7,500 (designated as Proposal 2 in the accompanying Proxy Statement).

3. To consider and take action upon a proposal to ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young, L.L.P. as independent auditors to audit consolidated financial statements of Hagler Bailly, Inc. for 1999 (designated as Proposal 3 in the accompanying Proxy Statement).

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record of common stock, par value $0.01 per share, at the close of business on April 2, 1999, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting, as more fully described in the accompanying Proxy Statement.

Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed Proxy Card and return it promptly in the postage-paid envelope provided. Any stockholder giving a proxy has the right to revoke it any time before it is voted. Any stockholder who is present at the Annual Meeting may vote in person instead of by proxy, thereby canceling any previous proxy.

                                             By Order of the Board of Directors,
                                             /s/ Glenn J. Dozier
                                             Secretary

EACH STOCKOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

1


                               HAGLER BAILLY, INC.
                        1530 WILSON BOULEVARD, SUITE 400
                            ARLINGTON, VIRGINIA 22209

                                  APRIL 7, 1999

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hagler Bailly, Inc. ("Hagler Bailly" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 13, 1999 at Hagler Bailly, Inc.'s corporate headquarters located at 1530 Wilson Boulevard, Suite 400, Arlington, Virginia, 22209 commencing at 2:00 p.m., Eastern Daylight Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders ("Notice of Meeting").


VOTING AT ANNUAL MEETING; RECORD DATE

This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 10, 1999 to stockholders entitled to vote at the Annual Meeting. Proxies are solicited to give all stockholders of record on April 2, 1999 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

Only holders of record of common stock on April 2, 1999 will be entitled to notice of, and to vote at, the Annual Meeting. On that date 16,606,466 shares of common stock were issued and outstanding. Each share of common stock, par value $0.01 per share, represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting.


REQUIRED VOTE

Directors are elected by plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. The two matters that the Board of Directors has submitted for shareholder approval at the meeting shall be determined by a majority of the votes cast.

The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

An abstention is deemed "present" but is not deemed a "vote cast." As a result, abstention and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instruction from the beneficial owner.

Broker "non-votes" and the shares as to which a stockholder abstains are included in determining whether a quorum is present.


PROXIES

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company's By-laws, the Annual Meeting may be adjourned in order to permit the solicitation of additional proxies. The Company does not anticipate that any other matters will be raised at the Annual Meeting.

Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Hagler Bailly, Inc., 1530 Wilson Boulevard, Suite 400, Arlington, Virginia, 22209, Attention:
Secretary, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting.

A copy of the Company's Annual Report to Stockholders for the year 1998, including financial statements, is being mailed simultaneously with the Proxy Statement to all stockholders entitled to vote at the Annual Meeting.


ELECTION OF DIRECTORS (Proposal 1)

The Board of Directors is currently divided into three classes. The terms of Class I directors expire in 2001, those of Class II directors expire in 1999 and those of Class III directors in 2000. The directors of each class are elected for a three-year term. The Board of Directors proposes the three nominees listed below for election as directors to serve until the 2002 Annual Meeting and until their successors are elected and qualified or until their earlier resignation or removal. The persons named in the enclosed proxy intend to vote such proxy for the election of each of the three nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. The terms of the other directors will expire at the Company's Annual Meetings of Stockholders in 2000 and 2001, as indicated above.










The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such election. If any nominee is unable to accept such election, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. A brief listing of the principal occupation, other major affiliations and age of each nominee and each incumbent director follows.

Nominees for Election at This Meeting to Terms Expiring in 2002
--------------------------------------------------------------------------------

William E. Dickenson              Age 50

Mr. Dickenson is president and chief executive officer of the Company and president and chief executive officer of its wholly-owned subsidiary, PHB Hagler Bailly, Inc. (PHB Hagler Bailly). He served as president and chief executive officer of Putnam, Hayes & Bartlett, Inc. (PHB), the predecessor to PHB Hagler Bailly, since 1991, and was the managing director responsible for its litigation support practice area from 1983 through 1991. From 1978 to 1983, Mr. Dickenson managed major antitrust litigation and consulting assignments at Dickenson, O'Brien & Associates, which he founded and served as president. Prior to that he was employed at Cambridge Research Institute and also served in a variety of positions at the Tennessee Valley Authority. Mr. Dickenson was elected to the Company's Board of Directors in March 1999.

Mr. Dickenson is a member of the Executive Compensation Committee of the Board of Directors.
--------------------------------------------------------------------------------

Robert W. Fri                     Director since 1995
                                  Age 63

Mr. Fri is currently director of the National Museum of Natural History at the Smithsonian Institution, and senior fellow emeritus at Resources for the Future, where he served as president from 1986 to 1995. Mr. Fri is a director of American Electric Power Company, a member of the University of Chicago Board of Governors for the Argonne National Laboratory and a trustee of Science Service, Inc., publisher of Science News and organizer of the Westinghouse Science Talent Search. In 1971, Mr. Fri became the First Deputy Administrator of the United States Environmental Protection Research and Development Administration. Mr. Fri served as acting administrator of both agencies for extended periods. From 1978 to 1986, Mr. Fri operated Energy Transition Corporation. Mr. Fri began his career with McKinsey & Company, where he was elected a principal.

Mr. Fri is a member of the Audit Committee, the Executive Compensation Committee and the Stock Option Committee of the Board of Directors.

--------------------------------------------------------------------------------

Richard H. O'Toole                Director since 1997
                                  Age 52

Mr. O'Toole is currently a member of the Board of Directors of ABB Europe Limited. Mr. O'Toole has extensive international experience on trade, investment and regulatory issues and has also acted as advisor and consultant to a variety of public and private sector organizations. A former diplomat, Mr. O'Toole has served in posts in Paris, Geneva and Brussels. From 1976 to 1979, Mr. O'Toole was Special Assistant in the Office of Executive Director of the Organization for Economic Co-operation and Development's (OECD) International Energy Agency. From 1979 to 1982, Mr. O'Toole was European Correspondent in the Political
Division of the Irish Foreign Ministry. He was Irish Deputy Permanent Representative to the United Nations in Geneva from 1983 to 1984. In 1985, Mr. O'Toole was nominated Chef de Cabinet in the European Commission with responsibilities in the areas of competition policy, institutional issues and social policy. In 1989, he joined GPA Group plc and became Managing Director of its GPA Technologies Division. From 1993 to 1995, he was appointed Assistant Director General of the General Agreement on Tariffs and Trade (GATT) where he was a leading member of the Secretariat team supervising the conclusion of the Uruguay Round of trade negotiations and the creation of the World Trade Organization (WTO) as a successor to the GATT arrangements.
--------------------------------------------------------------------------------

Incumbent Directors - Term Expiring 2000
--------------------------------------------------------------------------------

Henri-Claude A. Bailly            Director since 1995
                                  Age 52

Mr. Bailly is vice chairman of the Company. He has served as the Company's chief executive officer from its founding in 1980 to March 1999. From 1984 to 1987 and from May 1995 to March 1999, Mr. Bailly was the firm's president; he served as chairman of the Board of Directors from 1984 to August 1998 and continues to serve as a member of the Board of Directors. From 1984 to 1995, RCG International, Inc. ("RCG"), the consulting arm of Reliance Group Holdings, employed Mr. Bailly in a series of management positions culminating in senior vice president, and chairman of the board and chief executive officer of RCG/Hagler Bailly, Inc. Prior to founding Hagler Bailly, Mr. Bailly was employed in successive positions from associate to managing director of Resource Planning Associates, an international energy, utilities and environmental management consulting firm. Mr. Bailly serves on the Board of Directors of the United States Energy Association, the Alliance to Save Energy, and is a member of the National Coal Council.

--------------------------------------------------------------------------------

R. Gene Brown                   Director since 1998
                                Age 66

Dr. Brown has served as a member of the Board of Directors of the Company since August 1998. Dr. Brown is a founding investor of Advanced Micro Devices, Inc. and remains a member of its Board of Directors and chairs its Audit Committee. From 1974 to 1976, Dr. Brown was president and chief executive officer of
Berkeley Bio Engineering, Inc. as well as president and vice chairman of Monterey Life Systems, Inc. (the majority shareholder of Berkeley Bio Engineering). From 1968 to 1974, he was vice president of Corporate Development for Syntex Corporation. Prior to service in those corporate positions, Dr. Brown served on the faculties of the graduate schools of business administration at Harvard and Stanford universities. Dr. Brown is a Certified Public Accountant.

Dr. Brown is a member of the Audit Committee, the Executive Compensation and the Stock Option Committees of the Board of Directors.

--------------------------------------------------------------------------------

Alain M. Streicher               Director since 1995
                                 Age 50

Mr. Streicher is executive vice president, international operations of the Company and president and chief executive officer of the Company's wholly-owned subsidiary, Hagler Bailly Services, Inc. ("Hagler Bailly Services"). He has been employed by Hagler Bailly in various management positions including senior vice president and acting chief operating officer. From 1976 to 1980, Mr. Streicher was chief energy analyst at the CEREN in Paris.

--------------------------------------------------------------------------------

Incumbent Directors - Term Expiring 2001
--------------------------------------------------------------------------------

Jasjeet S. Cheema                Age 54

Mr. Cheema is executive vice president, U.S./Canada operations of the Company and PHB Hagler Bailly. Mr. Cheema joined the Company through its merger with TB&A Group, Inc. and its wholly-owned subsidiary, Theodore Barry & Associates (collectively, "TB&A") in February 1998. At TB&A, he held various positions and served as president since 1980. Prior to joining TB&A, he worked for Getty Oil Company as a manager of its corporate technical applications group. Mr. Cheema was elected to the Company's Board of Directors in March 1999.

--------------------------------------------------------------------------------

Howard W. Pifer  III            Director since 1998
                                Age 57

Dr. Pifer has served as the chairman of the Company's Board of Directors since August 1998. He served as chairman of the Board of Directors of PHB since 1991, having previously served as PHB's president and chief executive officer. Dr. Pifer also serves as Chairman of PHB Hagler Bailly and leads its energy global business sector. Dr. Pifer, who specializes in rigorous analysis of corporate strategies and public policies, has advised senior management, boards of directors and governments in Australia, Canada, England and Wales, Hong Kong, New Zealand, Norway, Scotland, Singapore and Spain, as well as throughout the United States. Prior to founding PHB in 1976, Dr. Pifer was a member of the Harvard Business School faculty, where he taught courses in managerial economics, finance, public policy and strategic planning. From 1973 to 1976, Dr. Pifer was Vice President, Energy & Environment Group at Temple, Barker & Sloane, Inc.

Dr. Pifer is member of the Governance Committee of the Board of Directors.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Fred M. Schriever              Director since 1995
                               Age 68

Mr. Schriever retired in April 1996 from RCG. Mr. Schriever was employed by RCG in various positions since 1971, most recently as its chairman and chief executive officer. Prior to joining RCG, Mr. Schriever was a partner of Booz Allen & Hamilton. Since 1996, Mr. Schriever has been a consultant to various industry groups. Mr. Schriever is a member of the National Executive Service Corps Board of Directors. Mr. Schriever is also a fellow of both the Institute of Directors and the Institute of Management Consultants and the American Society of Mechanical Engineers, and is a Certified Management Consultant.

Mr. Schriever is a member of the Audit Committee, the Executive Compensation Committee and the Stock Option Committee of the Board of Directors.

--------------------------------------------------------------------------------


COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has designated three principal standing committees and a standing subcommittee of one of such committees.

The AUDIT COMMITTEE, established in 1997 after the Company became a publicly traded company, consists of three members, all of whom are independent, non-employee directors. Members of the committee are Messrs. R. Gene Brown (Chairman), Richard H. O'Toole and Fred M. Schriever. The Audit Committee met three times in 1998. The Audit Committee overseas all internal and external audits of the Company and its subsidiaries, conducts inquiries and investigations of the Company's internal controls and compliance with law and makes recommendations and reports to the Board of Directors. In fulfillment of those responsibilities it reviews the qualifications of Hagler Bailly's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services and related fees provided by the independent auditors.

The EXECUTIVE COMPENSATION COMMITTEE consists of four members, three of whom are independent, non-employee directors. Members of the committee are Messrs. William E. Dickenson, R. Gene Brown, Robert W. Fri and Fred M. Schriever (Chairman). The Executive Compensation Committee met once during 1998. This committee is responsible for the review and approval of the compensation, including bonuses, conditions of employment of officers of the Company and administration of all salary and incentive compensation plans for the officers of Hagler Bailly, Inc. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Compensation of Executive Officers of the Company."

The  STOCK  OPTION  COMMITTEE,  a  subcommittee  of the  Executive  Compensation
Committee, has three members, all of whom are independent, non-employee directors. Members of the committee are Messrs. R. Gene Brown, Robert W. Fri and Fred M. Schriever (Chairman). The Stock Option Committee met four times during 1998. This committee administers the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan (the "Plan") and has the authority, as does the full Board of Directors, to grant options and restricted stock thereunder.

The GOVERNANCE COMMITTEE has three members, Robert W. Fri (Chairman), Richard H. O'Toole and Howard W. Pifer, III. The Governance Committee serves as a nominating committee for candidates for election to the Board of Directors, screens and identifies candidates for election to management of the Company and makes recommendations to the president and chief executive officer and the Board of Directors for senior management positions. The Governance Committee also reviews and makes recommendations to the Board of Directors on the compensation of non-employee directors of the Board of Directors and makes recommendations to the Board of Directors on corporate governance.

During 1998, the Board of Directors met seven times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors. No incumbent director attended fewer than 75% of the total number of meetings of the committees of which he was a member.


DIRECTOR COMPENSATION

Directors who are not executive officers of the Company are paid an annual retainer of $10,000 and a fee of $1,000 for each meeting of the Board of Directors and of each meeting of a Committee or subcommittee of the Board of Directors attended in person or by telephone. All directors are reimbursed for travel expenses incurred in connection with attending Board of Directors and Committee meetings. Each committee and subcommittee chairman is paid in addition an annual stipend of $3,000. Pursuant to the terms of the Plan, each director of the Company who is not otherwise employed by the Company is at the time of each annual election of directors entitled to an automatic option grant. Messrs. Schriever, Fri and O'Toole, each non-employee directors of the Company, were each granted options to purchase 3,000 shares of common stock in 1998. The Board of Directors amended the Plan in March 1999 to increase the number of shares of common stock subject to automatic option grants to non-employee directors annually from 3,000 to 7,500.
Stockholders are being asked to approve and ratify the amendment at the Annual Meeting.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is the name, address, stock ownership and voting power of each person or group of persons known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's common stock as of March 1, 1999.


Name and Address                                     Amount and Nature of Beneficial            Percent of Class
of Beneficial Owner                                             Ownership
------------------------------------------------    -----------------------------------     --------------------------
Henri-Claude A. Bailly                                          858,912(1)                             5.1
c/o Hagler Bailly, Inc.
1530 Wilson Blvd.
Arlington, VA 22209
------------------------------------------------ -- ----------------------------------- --- --------------------------

(1) Includes 72,500 shares of common stock held in trust by Mr. Bailly and Mr. Streicher on the behalf of Mr. Streicher's children and options to purchase 323,267 shares of common stock.




SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 1, 1999, by (i) each director and director nominee, (ii) the chief executive officer and the four most highly paid executive officers who earned more than $100,000 during the year ended December 31, 1998 (the "Named Executive Officers"), and (iii) all executive officers and directors as a group.

                                                             Amount and Nature of
Name of Beneficial Owner                                     Beneficial Ownership            Percent of Class

Henri-Claude A. Bailly                                         858,912 (1)                          5.1
--------------------------------------------------------- ---------------------------- ------------------------------
R. Gene Brown                                                   13,118                               *
--------------------------------------------------------- ---------------------------- ------------------------------
Jasjeet S. Cheema                                               53,862 (2)                           *
--------------------------------------------------------- ---------------------------- ------------------------------
Vinod K. Dar                                                   468,631                              2.8
--------------------------------------------------------- ---------------------------- ------------------------------
William E. Dickenson                                           446,594                              2.7
--------------------------------------------------------- ---------------------------- ------------------------------
Robert W. Fri                                                   18,700 (3)                           *
--------------------------------------------------------- ---------------------------- ------------------------------
Richard H. O'Toole                                               6,000 (4)                           *
--------------------------------------------------------- ---------------------------- ------------------------------
Howard W. Pifer, III                                           446,594                              2.7
--------------------------------------------------------- ---------------------------- ------------------------------
Fred M. Schriever                                               77,398 (5)                           *
--------------------------------------------------------- ---------------------------- ------------------------------
Alain M. Streicher                                             490,677 (6)                          2.9
--------------------------------------------------------- ---------------------------- ------------------------------
Michael D. Yokell                                              480,389                              2.9
====================================================================================== ==============================
All Directors and Executive Officer as a Group                  5,359,741                          31.3
====================================================================================== ==============================

* Less than one percent of the outstanding shares.

(1) Includes  72,500  shares of common stock held in trust by Mr. Bailly and Mr.
Streicher  on the behalf of Mr.  Streicher's  children  and  options to purchase
323,267 shares of common stock.

(2) Includes options to purchase 3,750 shares of common stock.

(3) Includes options to purchase 11,187 shares of common stock.

(4) Consists of options to purchase 6,000 shares of common stock.

(5) Includes 50,000 shares of common stock held by Mr. Schriever's spouse and options to purchase 11,186 shares of common stock.

(6) Includes  72,500  shares of common stock held in trust by Mr. Bailly and Mr.
Streicher on behalf of Mr. Streicher's children and options to purchase 117,580 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require the Company's executive officers, directors and greater than 10% stockholders to furnish the Company with copies of the reports they are required to file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1998, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that one report regarding one transaction by Mr. Daniel M. Rouse, a former executive officer of the Company, was filed late.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee of the Company in 1998 was composed of three independent, non-employee directors, R. Gene Brown, Robert W. Fri and Fred
M. Schriever, and Henri-Claude A. Bailly, President and Chief Executive Officer.


EXECUTIVE COMPENSATION SUMMARY TABLE

The following table sets forth compensation awarded or earned by the Named Executive Officers during the year ended December 31, 1998.

                           Summary Compensation Table

                                                            Annual                       Long-Term
                                                         Compensation                  Compensation
                                     ------------------------------------------       ---------------
                                                                       All Other       Securities           Other Annual
Name and Principal Position                  Salary        Bonus     Compensation      Underlying           Compensation
                                    Year       ($)          ($)           ($)          Options (#)               ($)
-----------------------------------
Henri-Claude A. Bailly              1998       393,759            --              --               --                --
President and Chief Executive       1997       376,184       200,000              --          172,876            14,357
Officer of Hagler Bailly, Inc.      1996       325,000       606,954          93,195           51,863            13,931
----------------------------------- ------ ------------ ------------- --------------- ---------------- -----------------
Jasjeet S. Cheema                   1998       102,247 (1)   569,838 (2)          --           15,000            4,090(3)
Executive Vice President,           1997            --            --              --               --                --
U.S./Canada Operations for Hagler   1996            --            --              --               --                --
Bailly and PHB Hagler Bailly
----------------------------------- ------ ------------ ------------- --------------- ---------------- -----------------
Vinod K. Dar                        1998       363,128            --              --               --                --
Senior Vice President of PHB        1997       352,694       140,000              --               --            14,357
Hagler Bailly                       1996       308,753            --         454,000 (4)           --            13,931
----------------------------------- ------ ------------ ------------- --------------- ---------------- -----------------
Alain M. Streicher                  1998       225,023            --              --               --                --
Executive Vice President,           1997       225,880       115,000              --               --            14,357
International Operations of         1996       176,357       270,245              --               --            13,931
Hagler Bailly, Inc., President
and Chief Executive Officer of
Hagler Bailly Services
----------------------------------- ------ ------------ ------------- --------------- ---------------- -----------------
Michael D. Yokell                   1998       224,406            --              --               --                --
Senior Vice President of PHB        1997       216,251            --              --               --            14,357
Hagler Bailly                       1996       176,357       377,076              --               --            13,931
----------------------------------- ------ ------------ ------------- --------------- ---------------- -----------------

(1) Represents base salary payments pro-rated from February 23, 1998, the date of Hagler Bailly's acquisition of TB&A, to year-end 1998. See "Employment Arrangements."

(2) Represents a one-time cash payment of $100,000 as consideration for entering into an employment agreement with Hagler Bailly Consulting, Inc., a wholly-owned subsidiary of the Company, and $469,838 in bonus payments pursuant to TB&A's incentive compensation plan pro-rated from February 23, 1998 to year-end 1998. See "Employment Arrangements."

(3) Represents profit sharing payment under TB&A's 401(k) Profit Sharing Plan pro-rated from February 23, 1998 to year-end 1998. See "Employment Arrangements."

(4) Represents payment by the Company to the Hagler Bailly, Inc. Deferred Compensation Plan Trust for Vinod K. Dar. In September 1996, the Company contributed $454,000 to a trust under an individual deferred compensation plan for Vinod K. Dar. The trust used such deferred compensation to purchase 345,754 shares of Hagler Bailly common stock from the Company at a price of $1.31 per share.





STOCK OPTION GRANTS DURING 1998

The following table presents information with respect to stock option grants during the year ended December 31, 1998 to the Named Executive Officers.

                        Option Grants in Last Fiscal Year



                                                   Individual Grants
                           ------------------------------------------------------------------ -------------------------
                              Number of        % of Total                                       Potential Realizable
                             Securities     Options Granted                                   Value At Assumed Annual
                             Underlying     to Employees in      Exercise                       Rate of Stock Price
                               Options        Fiscal Year     Or Base Price     Expiration    Appreciation for Option
Name                         Granted (#)                          ($/Sh)           Date                 Term
-------------------------- ---------------- ----------------- --------------- --------------- -------------------------
                                                                                                5% ($)        10% ($)
                                                                                              -----------    ----------
Henri-Claude A. Bailly           --                --               --              --            --            --
Jasjeet S. Cheema             15,000(1)            1              24.00          2/23/08       226,402        573,747
Vinod K. Dar                     --                --               --              --            --            --
Alain M. Streicher               --                --               --              --            --            --
Michael D. Yokell                --                --               --              --            --            --
-------------------------- ---------------- ----------------- --------------- --------------- ----------- -- ----------

(1) These options become exercisable in equal amounts over four years commencing on February 23, 1999.


STOCK OPTION EXERCISES AND VALUES IN 1998

The following table sets forth information regarding options of Named Executive Officers that were exercised during and held on December 31, 1998.


                     Aggregate Option Exercises During 1998
                         And Values on December 31, 1998

                                                             Number of Securities            Value of Unexercised
                                                            Underlying Unexercised           In-the-Money Options
                                                              Options at FY-End                    at FY-End
                                                                     (#)                            ($)(1)
                                Shares
                               Acquired
                                 upon         Value
                               Exercise     Realized
Name                             (#)           ($)       Exercisable     Unexercisable   Exercisable     Unexercisable
---------------------------- ------------- ------------ --------------- --------------- --------------- ----------------
Henri-Claude A. Bailly          15,000     366,675(2)      288,692         103,726        5,296,533        1,411,792
Jasjeet S. Cheema                 --           --             --            15,000            --              -- (3)
Vinod K. Dar                      --           --             --              --              --              --
Alain M. Streicher                --           --          117,580            --          2,332,787           --
Michael D. Yokell                 --           --             --              --              --              --
---------------------------- ------------- ------------ --------------- --------------- --------------- ----------------

     (1) Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Options are out-of-the-money if the market value of the shares covered thereby is less than the option exercise price. Value is calculated based on the fair market value of the Common Stock at December 31, 1998 of $20.00 (as reported on The Nasdaq Stock Market), less the exercise price.

     (2) Value is calculated based on the fair market value of the Company's common stock at March 27, 1998 (date of exercise) of $24.625 (as reported on The Nasdaq Stock Market), less the exercise price.

     (3) Mr. Cheema's options are out-of-the-money; the $24.00 exercise price exceeds the $20.00 fair market value of the Company's common stock at December 31, 1998 (as reported on The Nasdaq Stock Market).

EMPLOYMENT ARRANGEMENTS

The Company has entered into employment agreements with Messrs. Bailly, Dickenson, Pifer and Cheema.

Mr. Bailly originally entered into an employment agreement on May 25, 1995 in connection with the management repurchase of the Company from RCG. Such agreement was amended and restated effective upon consummation of Hagler Bailly's initial public offering and was amended and restated again, to become effective on August 28, 1998, in connection with the acquisition of PHB. Each of Mr. Dickenson's and Mr. Pifer's employment agreements became effective upon Hagler Bailly, Inc.'s acquisition of PHB. Mr. Bailly's agreement ends, unless earlier terminated, on July 3, 2000. Messrs. Dickenson's and Pifer's agreements end, unless earlier terminated, on August 27, 2001.

Under the terms of their respective agreements, Messrs. Bailly, Dickenson and Pifer each received an initial base salary in 1998 at an annual rate of $393,750, $343,592 and $343,592, respectively. This rate is increased each January 1 by an amount that is no less than 5.0% over the annual rate of base salary in effect the preceding year, or the increase in the Consumer Price Index for the year, whichever is greater. Each is entitled to a bonus for each calendar year equal to an amount determined by the Executive Compensation Committee of the Board of Directors. Each is also entitled to participate in all of the benefit programs provided by the Company. Upon a change in control as defined in the employment agreement, each is entitled to a lump sum payment of four times his base salary as well as payments for thirty-six months at an annual rate equal to his base salary in effect on the date of termination. The definition of change in control in the employment agreements includes any circumstances where, other than as a result of death, disability or termination for cause (i) Mr. Dickenson shall cease to serve as chief executive officer of PHB Hagler Bailly or as executive vice president and chief operating officer of the Company before January 1, 2000, or after January 1, 2000, as chief executive officer of the Company or as a member of the Company's Board of Directors; (ii) Dr. Pifer shall cease to serve as chairman of the Company's Board of Directors before January 1, 2000 or as a member of the Company's Board of Directors or
(iii) Mr. Bailly shall cease to serve as chief executive officer of the Company before January 1, 2000, or after January 1, 2000, as chairman of the Company's Board of Directors.

On March 31, 1999, the Company's Board of Directors elected Mr. Dickenson President and Chief Executive Officer of the Company. At the same time, the Board of Directors determined that Mr. Bailly will become Chairman of the Board of Directors on September 1, 1999. Until such time Dr. Pifer will continue to serve as Chairman of the Board of Directors. Such actions by the Board of Directors could be deemed to have caused a change in control of the Company under the employment agreements of Messrs. Bailly, Dickenson and Pifer. None of Messrs. Bailly, Dickenson and Pifer has terminated his employment agreement. Messrs. Bailly, Dickenson and Pifer each has agreed not to exercise his right to terminate his employment agreement as a result of the Board of Directors' actions on March 31, 1999 for so long as the other two individuals each exercise such powers and perform such duties as are set forth for their respective offices in the current bylaws of the Company. Any such termination would entitle the executive to the payments referred to above.

     Under the terms of Mr. Cheema's employment agreement, which became effective upon Hagler Bailly's acquisition of TB&A, for the calendar year 1998 he received an initial base salary at an annual rate of $120,000, and bonus in accordance with TB&A's compensation policies then in effect. For the calendar year 1999 and each calendar year thereafter, his employment agreement provides that Mr. Cheema's salary and bonus are determined by the Company in accordance with the compensation policies of the Company for officers of comparable rank. In consideration for entering into the employment agreement, Mr. Cheema received a one-time cash payment of $100,000. Mr. Cheema is also entitled to participate in all of the benefit programs provided by the Company.

     COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY


The responsibilities of the Executive Compensation Committee of the Company's Board of Directors (the "Committee") include (i) establishing compensation programs for executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's chief executive officer. The Committee is composed of three directors who have never served as employees of the Company and the Company's Chief Executive Officer. The Company's Chief Executive Officer does not participate in discussions concerning matters relating to his own compensation.

Compensation Philosophy

The Committee has furnished this report on executive compensation to describe the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

              [GRAPHIC  OMITTED] The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company's business.

              [GRAPHIC OMITTED] Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met. Incentive compensation is designed to reinforce the achievement of both short- and long-term corporate objectives.

              [GRAPHIC OMITTED] Executives' interest in the business should be directly linked to the interests and benefits received by the Company's stockholders.


The process used by the Committee in determining Chief Executive Officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. The Committee as a whole reviews, makes recommendations and approves the compensation for the Company's executive officers.

The Company's compensation program has three elements: annual base salary; annual bonuses, which are based on both the Company and the individual attaining certain performance objectives; and awards under a long-term incentive compensation plan, which are based on both Company performance and individual performance. The Committee has approved these elements of compensation to make the Company's total compensation program comparable to and competitive with that of other companies of similar size.





Annual Compensation

Annual compensation for the executive officers at Hagler Bailly is comprised of base salary and bonus, an approach consistent with the compensation programs of most leading management consulting firms. The Committee determines annual base salary and bonuses for executive officers of the Company annually upon the recommendation of the Company's Chief Executive Officer. Bonus awards are based on the attainment of certain financial and non-financial performance criteria. Payment of any bonus may be in cash or in stock options, generally in the first quarter.

The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 1998 fiscal year, Mr. Bailly received $393,759 in base salary. Mr. Bailly did not receive a bonus in cash or stock options with respect to his performance in 1998. Pursuant to the terms of his employment agreement, Mr. Bailly's base annual salary increased five percent in 1999 to $413,400.

Stock Options

The Board of Directors has adopted the Plan. The Plan is designed to enhance the long-term profitability and stockholder value of Hagler Bailly by offering common stock to those individuals who are key to the growth and success of the Company. The Plan also helps to attract and retain executives with experience and ability on a basis competitive with industry practice, and to encourage executives to acquire and maintain stock ownership in the Company.

The Stock Option Committee administers the Plan. The Stock Option Committee has authority (i) to grant awards of stock options or restricted stock under the Plan; (ii) to make all interpretations and determinations affecting the Plan; and (iii) to determine the individuals to whom awards are granted, the amount of such awards, any applicable vesting schedule, and any other terms of awards. Awards may consist of incentive stock options qualified under Section 422 of the Internal Revenue Code, "nonqualified" stock options and restricted stock.

The maximum number of shares of Hagler Bailly common stock that may be issued and sold under the Plan is 5,000,000 shares.


         Stock Option Committee                Executive Compensation Committee


         R. GENE BROWN                         HENRI-CLAUDE A. BAILLY
         ROBERT W. FRI                         R. GENE BROWN
         FRED M. SCHRIEVER                     ROBERT W. FRI
                                               FRED M. SCHRIEVER


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1998, Alain M. Streicher, a director and executive vice president, international operations of the Company, was indebted to the Company in a maximum amount of $97,898.39. This amount consisted of an outstanding balance of $21,292.32 on a loan established in 1995 with an interest rate of 9.0 percent per year and accrued interest of $1,606.07. The remainder of $75,000.00 constituted an advance of a bonus, bore no interest and was for an indeterminate term. The loan was repaid in full in December 1998.



COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

Set forth below is a graph comparing the percentage change in the cumulative total stockholder return on Hagler Bailly common stock with the Nasdaq Stock Market ("Nasdaq") and a group of the following peer issuers: The Metzler Group, Inc., Forrester Research, Inc., and Superior Consultant Holdings Corp.

                              PERFORMANCE GRAPH (1)

                    7/3/97    9/30/97   12/31/97  3/31/98   6/30/98   9/30/98   12/31/98
Hagler Bailly (2)   100.000   149.265   132.353   147.059   152.206   114.706   117.647
Nasdaq              100.000   114.860   107.001   125.080   129.104   115.415   149.406
Peer Issuers (3)    100.000   108.664    98.668   129.754   148.495   142.115   168.196


(1) Assumes that the value of the investment in Hagler Bailly common stock, the Nasdaq Stock Market, and the Peer Issuers was $100 on July 3, 1997 and that all dividends were reinvested. The stock performance graph above is not necessarily indicative of future stock performance.
(2) Hagler Bailly's common stock trades on The Nasdaq Stock Market under the symbol HBIX. Hagler Bailly's common stock began trading on The Nasdaq Stock Market on July 3, 1997, the date of Hagler Bailly's initial public offering.
(3)      The Peer Group is weighted by market capitalization.


AMENDMENT TO THE STOCK OPTION PLAN (PROPOSAL 2)

The Board of Directors has amended the Plan to provide for an increase from 3,000 to 7,500 in the number of shares of common stock subject to options that are awarded to non-employee directors each year. The Board increased the amount of options awarded to non-employee directors as part of an overall increase in non-employee director compensation which resulted from the Board of Directors' review of the work required and the responsibilities borne by the non-employee directors.



The Company will present to the meeting the following resolution:

             "RESOLVED, that the action of the Board of Directors in amending the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan to provide for the award of options to purchase 7,500 shares Hagler Bailly, Inc. common stock each year to non-employee directors is hereby ratified and approved."

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote FOR the proposal to ratify and approve the amendment to the Plan. Proxies received by the Board of Directors will be voted FOR the proposal unless stockholders specify a contrary choice in their proxies or attend the Annual Meeting and vote against the proposal.


RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Item 3)

The Audit Committee of the Board of Directors each year selects and engages on behalf of the Company independent auditors to audit the consolidated financial statements of the Company for such year. The Board of Directors has directed that the Audit Committee's selection of independent auditors for fiscal year ending December 31, 1999 shall be submitted for ratification or rejection at the Annual Meeting. Stockholder approval is not required for the appointment of independent auditors, since the Board of Directors has responsibility for selecting independent auditors. The appointment is, however, being submitted for approval at the Annual Meeting. If the stockholders should reject the selection of the Audit Committee, the Board of Directors would reconsider the selection.

     The Audit Committee has selected Ernst & Young L.L.P. to audit the consolidated financial statements of the Company for the year 1999. This firm has audited the Company's financial statements since the Company's inception and is considered well qualified. Representatives of Ernst & Young are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions.

The Company will present to the meeting the following resolution:

         "RESOLVED, that the selection by the Audit Committee of the Board of Directors of Ernst & Young L.L.P. as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999 be and hereby is ratified."

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young L.L.P. as independent auditors of the Company for 1999 fiscal year. Proxies received by the Board of Directors will be voted FOR the proposal unless stockholders specify a contrary choice in their proxies or attend the Annual Meeting and vote against the proposal.






EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors and by officers and other employees of the Company.


STOCKHOLDER PROPOSALS

Any stockholder proposal submitted under SEC Rule 14a-8 for inclusion in the Proxy Statement for the 2000 Annual Meeting of Stockholders should be submitted in writing to: Secretary, Hagler Bailly, Inc., 1530 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 and received no later than December 9, 1999. Any other stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company on or before February 22, 2000 to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.


OTHER MATTERS TO COME BEFORE THE MEETING

Neither the Company nor any member of the Board of Directors know of any matter to be presented at the meeting or intends to bring before the meeting any matters other than those referred to in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, the persons appointed as proxies in the enclosed form of proxy/voting instruction card intend to vote in accordance with their judgment.


OTHER INFORMATION

A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WITHOUT CHARGE, BY WRITING TO: MARGARET M. RAY, INVESTOR RELATIONS, HAGLER BAILLY, INC., 1530 WILSON BOULEVARD, SUITE 400, ARLINGTON, VIRGINIA 22209.

The above notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board of Directors.
                                                     /s/ Glenn J. Dozier

                                                     Secretary
Arlington, Virginia
April 7, 1999